Exhibit 99.1

Northann Corp. is Relocating to South Carolina

Elk Grove, CA– August 5, 2024 – Northann Corp. (“Northann” or the “Company”) (NYSE American: NCL), a company specializing in 3D printing and manufacturing solutions, is excited to announce its plan of relocation to move its global headquarters to 2251 Catawba River Road, Fort Lawn, South Carolina. This move supports the Company's expansion and enhances its operational capabilities.

The new facility includes industrial and manufacturing space designed to accommodate Northann’s growth and innovation initiatives. The relocation is scheduled to begin at the end of August 2024, and reflects Northann's long-term commitment to the Fort Lawn community. Additionally, the industrial campus can be expanded to 77 acres, providing ample room for future development.

Lin Li, CEO of Northann, stated, "This relocation marks a pivotal step in our strategic expansion. The new facility in Fort Lawn will enhance our production capacity, deepen our 'Made in USA' commitment, and enable us to better serve our customers with cutting-edge 3D printing solutions. It will also strengthen our 3D printing ecosystem, bringing more innovative and industry-leading products to our customers."

About Northann Corp: Northann is at the forefront of 3D printing technology, providing cutting-edge solutions for various industries. With a strong focus on innovation, the Company continues to push the boundaries of manufacturing and design, delivering high-quality products to its global customer base.

For more information, please visit www.northann.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as "may, "will, "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, other factors discussed in the “Risk Factors” section of 10-K filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For investor and media inquiries, please contact:

Investor Relations

Northann Corp.

Email: ir@northann.com

Phone: +1 (916) 573-3803

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor New York, NY, 10036

Office: (646) 893-5835 x2

Email: info@skylineccg.com